Exhibit (i)

Chapman and Cutler LLP 1717 Rhode Island Avenue NW 8th Floor Washington, DC 20036-3026 T 202.478.6444 F 202.296.4433

August 28, 2023

Board of Trustees of IndexIQ Active ETF Trust

51 Madison Avenue

New York, NY 10010

Re:	IndexIQ Active ETF Trust (Registration Nos. 333-183489 and 811-22739) with respect to its series (each a “Fund”, and collectively, the “Funds”) listed on Exhibit A attached hereto

Ladies and Gentlemen:

We have acted as counsel for IndexIQ Active ETF Trust, a Delaware statutory trust (the “Trust”), in connection with the Trust’s filing on August 28, 2023 with the Securities and Exchange Commission (the “Commission”) of its Post-Effective Amendments No. 108 under the Securities Act of 1933 (the “1933 Act”) (File No. 333-183489) and its Amendment No. 114 under the Investment Company Act of 1940 (File No. 811-22739), respectively, to its Registration Statement on Form N-1A (as amended, the “Registration Statement”) relating to the issuance and sale by the Trust of an unlimited number of authorized shares of the Funds (the “Shares”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Trust’s Declaration of Trust, as amended to date, (c) the Trust’s By-laws, as amended to date, (d) resolutions of the Board of Trustees of the Trust related to the Shares and the Funds; and (e) such other instruments, documents, statements and records of the Trust and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

August 28, 2023 Page 2

Based upon the foregoing, we are of the opinion that the Shares proposed to be offered and sold pursuant to the Registration Statement, when Post-Effective Amendment No. 108 and Amendment No. 114 becomes effective pursuant to the rules and regulations of the Commission, will have been validly authorized and, when sold in accordance with the terms of the Registration Statement and the requirements of applicable federal and state law and delivered by the Trust against receipt of the net asset value of the Shares, as described in the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by the Trust.

This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion is limited to the Delaware statutory trust laws governing matters such as the authorization and issuance of the Shares, and we do not express any opinion concerning any other laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Commission, and to the use of our name in the Registration Statement under the caption “Other Service Providers – Legal Counsel” in the prospectus that is a part thereof and under the caption “Legal Counsel” in the statement of additional information that is a part thereof and in any revised or amended versions thereof. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, as amended, and the rules and regulations thereunder.

Respectfully submitted,

/s/ Chapman and Cutler LLP
Chapman and Cutler LLP

August 28, 2023 Page 3

Exhibit A

IQ Ultra Short Duration ETF

IQ MacKay ESG Core Plus Bond ETF

IQ MacKay ESG High Income ETF

IQ MacKay Multi-Sector Income ETF

IQ MacKay Municipal Insured ETF

IQ MacKay Municipal Intermediate ETF

IQ MacKay California Municipal Intermediate ETF

IQ Winslow Large Cap Growth ETF

IQ Winslow Focused Large Cap Growth ETF